Exhibit 10.8.2

ASSIGNMENT AGREEMENT

WHEREAS, on April 11, 2003 Salary.com, Inc. (“Salary.com”) entered in an Agreement for the Extension of Credit & Conversion of Existing Indebtedness (the “Credit Agreement,” a true and accurate copy of which is attached hereto as Exhibit A) with Wianno Ventures, LLC (“Wianno”);

WHEREAS, the Credit Agreement provides (among other things) that all of Wianno’s rights thereunder are assignable without Salary.com’s consent; and

WHEREAS, Wianno intends to dissolve and therefore wishes to assign all of its rights and obligations under the Credit Agreement to Gregory Kent Plunkett, a individual person domiciled at 19 Hawthorne Road, Wellesley, MA 02484 (“GKP”).

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the undersigned parties), the parties agree as follows:

1. In consideration of the payment of GKP to Wianno of One Dollar ($1.00), Wianno hereby agrees to assign all of its rights, title and interest under the Credit Agreement to GKP, including (without limitation) the right to receive any interest and principal owed by Salary.com under the Credit Agreement.

2. This assignment shall become effective on January 1, 2006.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the last date below, and it shall be binding upon and inure to the benefit of the parties’ heirs, successors and assigns.

SALARY.COM, INC	WIANNO VENTURES, LLC

/s/ Kevin K. Plunkett	/s/ Julianne Pemberton
Kevin K. Plunkett	Julianne Pemberton
Treasurer	General Partner
December 29, 2005	December 29, 2005

/s/ Gregory Kent Plunkett
GREGORY KENT PLUNKETT

December 29, 2005